                                                                     Exhibit n.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Equity Premium Income Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-118393) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21619).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
September 27, 2004